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EXHIBIT 5.01


MORRILL BROWN & THOMAS
625 Ninth Street - 8th Floor
P. O. Box 8108
Rapid City, South Dakota  57709-8108
605-348-7516



                                June 28, 1994



Board of Directors of
     Black Hills Corporation
625 Ninth Street
P. O. Box 1400
Rapid City, SD  57709

     Re:  Opinion of Counsel
          Black Hills Corporation
          Form S-3
          $100,000,000 of First Mortgage Bonds


     Black Hills Corporation ("Company") is filing with the Securities and Exchange Commission and Registration Statement on Form S-3 ("Registration Statement") for the issuance and sale of up to $100,000,000 of First Mortgage Bonds to be issued in one or more series under, and all equally and ratably secured by an Indenture of Mortgage and Deed of Trust dated as of September 1, 1941, and supplemented by twenty-seven Supplemental Indentures ("Indenture"). We are general counsel for the Company and represent the Company in connection with the issuance of the New Bonds.

     We are of the opinion that:

     1. The Company is a corporation validly incorporated and existing under the laws of the State of South Dakota and is fully qualified to carry on the business in which it is now engaged.

     2. The Indenture has been duly and validly authorized, executed and delivered by the Company and, as amended by the Trust Indenture Reform Act of 1990, constitutes a valid binding agreement of the Company, enforceable in accordance with its terms.
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     2.   When the Board of Directors has authorized the issuance and sale of a series of the New Bonds in accordance with the Indenture and adopted a Supplemental Indenture determining the terms and provisions thereof, and when such New Bonds have been executed, authenticated and delivered in accordance with the terms of the Indenture and such Supplemental Indenture, and as described in the Registration Statement and in the Underwriting Agreement filed as an exhibit thereto, each such New Bond will be subject to the lien of the Indenture and will constitute a valid and legally binding obligation of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights or by general equity principles.

     We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement. We also consent to the use of this firm's name in the Registration Statement and the Prospectus constituting a part thereof.

                                Respectfully submitted,



                                /s/ Morrill Brown & Thomas

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